                                                                      EXHIBIT 10





                          PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN





                                 TIDEWATER INC.

                             A DELAWARE CORPORATION
                                  AS PURCHASER


                                      AND



                              HALLIBURTON COMPANY,
                             A DELAWARE CORPORATION
                                      AND
                            HALLIBURTON CANADA INC.
                         AN ALBERTA, CANADA CORPORATION
                              AS SELLING ENTITIES





                   DATED AS OF THE 18TH DAY OF OCTOBER, 1994.

                               TABLE OF CONTENTS


PURCHASE AND SALE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

R E C I T A L . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.01    SALE AND PURCHASE OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ---------------------------
                 (a)      ASSETS TRANSFERRED. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          ------------------
                          (1)     TANGIBLE PROPERTY.  . . . . . . . . . . . . . . . . . . . . . . . .   5
                                  -----------------
                          (2)     INVENTORY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                                  ---------
                          (3)     ASSIGNED CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . .   5
                                  ------------------
                          (4)     OWNED REAL PROPERTY.  . . . . . . . . . . . . . . . . . . . . . . .   5
                                  -------------------
                          (5)     INTELLECTUAL PROPERTY.  . . . . . . . . . . . . . . . . . . . . . .   5
                                  ---------------------
                          (6)     BOOKS AND RECORDS.  . . . . . . . . . . . . . . . . . . . . . . . .   5
                                  -----------------
                          (7)     MOTOR VEHICLES. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                                  --------------
                          (8)     PERMITS AND LICENSES. . . . . . . . . . . . . . . . . . . . . . . .   6
                                  --------------------
                          (10)    COMPUTERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                                  ----------
                          (11)    OTHER ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                                  ------------
                 (b)      ASSETS NOT TRANSFERRED. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          ----------------------
                          (1)     CASH, CASH EQUIVALENTS AND EMPLOYEE ACCOUNTS RECEIVABLE.  . . . . .   6
                                  -------------------------------------------------------
                          (2)     REFUND CLAIMS.  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                                  -------------
                          (3)     THIRD PARTY CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . .   6
                                  ------------------
                          (4)     INSURANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                                  ---------
                          (5)     UNRELATED CONFIDENTIAL INFORMATION AND CERTAIN PROCESSES. . . . . .   7
                                  --------------------------------------------------------
                          (6)     SELLING ENTITIES' MARKS AND PROPRIETARY SYSTEMS AND PROCEDURES. . .   7
                                  --------------------------------------------------------------
                          (7)     UNRELATED ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . .   7
                                  ----------------
                          (8)     EXCLUDED PERSONAL PROPERTY. . . . . . . . . . . . . . . . . . . . .   7
                                  --------------------------
                          (9)     CONTRACTS NOT ASSIGNED. . . . . . . . . . . . . . . . . . . . . . .   7
                                  ----------------------
                          (10)    RETAINED PATENT.  . . . . . . . . . . . . . . . . . . . . . . . . .   7
                                  ---------------
                          (11)    WRITTEN OFF RECEIVABLES.  . . . . . . . . . . . . . . . . . . . . .   7
                                  -----------------------
                          (12)    AFFILIATE ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . .   7
                                  ------------------
                          (13)    SELLING ENTITIES' EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . .   7
                                  ----------------------------------------
         2.02    INSTRUMENTS OF CONVEYANCE AND TRANSFER.  . . . . . . . . . . . . . . . . . . . . . .   8
                 --------------------------------------
         2.03    NONASSIGNABLE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -----------------------

ARTICLE III
CLOSING, PURCHASE PRICE,

ASSUMPTION OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.01    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -------
         3.02    CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -------------
         3.03    PURCHASE PRICE AND PAYMENT THEREOF.  . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------------------------------
                 (a)      PURCHASE PRICE AND PAYMENT OF ESTIMATED PURCHASE PRICE. . . . . . . . . . .   9
                          ------------------------------------------------------
                 (b)      DETERMINATION OF PURCHASE PRICE.  . . . . . . . . . . . . . . . . . . . . .   9
                          -------------------------------
                 (c)      ADJUSTMENT AND SETTLEMENT OF PURCHASE PRICE.  . . . . . . . . . . . . . . .  10
                          -------------------------------------------
                 (d)      ALLOCATION OF PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . .  11
                          ----------------------------
                 (e)      ACCOUNTING OBJECTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ---------------------
         3.04    ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------------------
                 (a)      ASSIGNED CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ------------------
                 (b)      TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -----
                 (c)  OTHER LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                      -----------------
                 (d)      FINAL CLOSING BALANCE SHEET LIABILITIES . . . . . . . . . . . . . . . . . .  12
                          ---------------------------------------
                 (e)      POST CLOSING DAMAGES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          --------------------
                 (f)      UNASSIGNED CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          --------------------
         3.05    EXCLUDED LIABILITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------------------
         3.06    SHARED LIABILITIES.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ------------------

ARTICLE IV
PURCHASER'S REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.01    ORGANIZATION AND GOOD STANDING.  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------------------------
         4.02    AUTHORIZATION AND VALIDITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------------------------
         4.03    NO VIOLATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------
         4.04    LITIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------
         4.05    CONSENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------
         4.06    BANKER'S/FINDER'S FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ---------------------

ARTICLE V
SELLING ENTITIES' REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.01    ORGANIZATION AND GOOD STANDING.  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------------------------------
         5.02    AUTHORIZATION AND VALIDITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 --------------------------
         5.03    EMPLOYEE BENEFIT PLANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ----------------------
         5.04    ABSENCE OF CERTAIN CHANGES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 --------------------------
         5.05    TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -----
         5.06    COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -----------
         5.07    INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ---------------------
         5.08    NO VIOLATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------------
         5.09    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------
         5.10    APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ---------
         5.11    LABOR RELATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ---------------
         5.12    COMPLIANCE WITH LAWS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------------------
         5.13    LITIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----------
         5.14    EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------
         5.15    ASSIGNED CONTRACTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ------------------
         5.16    ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------

         5.17    CUSTOMERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------
         5.18    BANKER'S/FINDER'S FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------------------
         5.19    FINANCIAL STATEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 --------------------
         5.20    NO OTHER ASSETS NECESSARY TO THE  BUSINESS.  . . . . . . . . . . . . . . . . . . . .  19
                 ------------------------------------------
         5.21    ADEQUACY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 --------
         5.22    WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ----------
         5.23    ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------------------

ARTICLE VI
PURCHASER'S COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.01    RETENTION OF RECORDS, COOPERATION AND ACCESS.  . . . . . . . . . . . . . . . . . . .  20
                 --------------------------------------------
                 (a)      RETENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ---------
                 (b)      COOPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          -----------
                 (c)      CONTACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          -------
         6.02    SELLING ENTITIES' NAMES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -----------------------
         6.03    WARRANTY WORK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------
         6.04    EMPLOYEES OF THE BUSINESS AND SEVERANCE COSTS  . . . . . . . . . . . . . . . . . . .  21
                 ---------------------------------------------
         6.05    NOTICE OF CHANGE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ----------------
         6.06    HSR FILING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ----------

ARTICLE VII
SELLING ENTITIES' COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.01    BUSINESS OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------
         7.02    ACCESS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------
         7.03    APPROVALS OF THIRD PARTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------------------
         7.04    EMPLOYEE COMPENSATION AND BENEFIT MATTERS. . . . . . . . . . . . . . . . . . . . . .  23
                 -----------------------------------------
         7.05    CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ---------
         7.06    CHANGES IN PROPERTY AND EQUIPMENT; PAYMENTS OF LIABILITIES . . . . . . . . . . . . .  24
                 ----------------------------------------------------------
         7.07    MORTGAGES, LIENS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------------
         7.08    NOTICE OF CHANGE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------------
         7.09    HSR FILING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------
         7.10    EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----------
         7.11    PERMITS AND COOPERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -----------------------

ARTICLE VIII
OTHER REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.01    COLLECTION AND REPURCHASE OF ACCOUNTS RECEIVABLE.  . . . . . . . . . . . . . . . . .  25
                 ------------------------------------------------
                 (a)      COLLECTION OF THE SELLING ENTITIES' ACCOUNTS RECEIVABLE.  . . . . . . . . .  25
                          -------------------------------------------------------
                 (b)      REPURCHASE OF ACCOUNTS RECEIVABLE.  . . . . . . . . . . . . . . . . . . . .  26
                          ---------------------------------
                 (c)      COLLECTION COOPERATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ----------------------
                 (d)      ALLOCATION OF PAYMENTS RECEIVED AFTER CLOSING . . . . . . . . . . . . . . .  27
                          ---------------------------------------------
                 (e)      REMEDY FOR UNCOLLECTED RECEIVABLES. . . . . . . . . . . . . . . . . . . . .  27
                          ----------------------------------
         8.02    CONDITION OF ASSETS; INTENDED USE. . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------------------------
         8.03    TITLE REVIEW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------
         8.04    TITLE POLICIES AND SURVEYS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 --------------------------
         8.05    TRANSITION SERVICES AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -----------------------------

ARTICLE IX
PURCHASER'S CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.01    REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------------------------
         9.02    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ---------
         9.03    PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -----------
         9.04    NO MATERIAL ADVERSE CHANGE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------------------
         9.05    BILL OF SALE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ------------
         9.06    DELIVERY OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ---------------------
         9.07    CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 -----------
         9.08    OPINION OF COUNSEL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 -------------------

ARTICLE X
SELLING ENTITIES' CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.01   REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ------------------------------
         10.02   COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ---------
         10.03   PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -----------
         10.04   PURCHASE PRICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------------
         10.05   BILL OF SALE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ------------
         10.06   DELIVERY OF OTHER DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ---------------------------
         10.07   CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -----------
         10.08   OPINION OF COUNSEL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -------------------

ARTICLE XI
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.01   SELLING ENTITIES' INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ---------------------------
         11.02   PURCHASER'S INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ---------------------
         11.03   BASKET.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ------
         11.04   NON-BASKET ITEMS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ----------------
         11.05   CAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 ---
         11.06   CONDITIONS OF INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 -----------------------------
         11.07   REMEDIES EXCLUSIVE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------------------

ARTICLE XII
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         12.01   AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ---------
         12.02   ASSIGNMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ----------
         12.03   NOTICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------
         12.04   PRE-CLOSING CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ---------------------------
         12.05   POST-CLOSING CONFIDENTIALITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ----------------------------
         12.06   NO COMPETITION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ---------------
         12.07   ENTIRE AGREEMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ----------------
         12.08   COSTS, EXPENSES AND LEGAL FEES.  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ------------------------------
         12.09   SEVERABILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ------------
         12.10   WAIVER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ------
         12.11   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 -------------
         12.12   CAPTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 --------

         12.13   COUNTERPARTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ------------
         12.14   COOPERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 -----------
         12.15   BULK SALES COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ---------------------
         12.16   SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. . . . . . . . . .  37
                 -----------------------------------------------------------------
         12.17   RISK OF LOSS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ------------

ARTICLE XIII
TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.01   TERMINATION RIGHTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ------------------
         13.02   EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ---------------------
         13.03   CONTINUING OBLIGATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ----------------------

                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT, dated as of the 18th day of October, 1994, ("AGREEMENT") is by and between Halliburton Company, a Delaware corporation ("SELLER"), Halliburton Canada Inc., an Alberta, Canada corporation ("SELLER'S AFFILIATE"), and Tidewater Inc., a Delaware corporation ("PURCHASER").

                                 R E C I T A L

         WHEREAS, Seller and Seller's Affiliate (referred to collectively as the "SELLING ENTITIES") desire to sell, and Purchaser desires to purchase, assets and assume certain liabilities of the business conducted by the Seller in the United States as Halliburton Compression Services Division and in Canada as a division of Seller's Affiliate, both of which businesses are reflected in the Financial Statements as hereinafter defined (the "Business");

         NOW, THEREFORE, in consideration of the agreements, mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         As used herein, the following definitions apply:

         "AA" shall mean Arthur Andersen LLP.

         "ACCOUNTING OBJECTIONS" shall have the meaning set forth in Section 3.03(e).

         "ADJUSTED JUNE BALANCE SHEET" shall have the meaning set forth in
          Section 3.03(b) (i)(2).

         "ADJUSTMENT" shall have the meaning set forth in Section 3.03(c).

         "AFFILIATE" shall mean a person or entity controlled by Seller.

         "AFFILIATE ACCOUNTS" shall have the meaning set forth in Section 2.01(b)(12).

         "AGREEMENT" shall have the meaning set forth in the first paragraph of this document.

         "ASSETS" shall have the meaning set forth in Section 2.01(a).

         "ASSIGNED CONTRACTS" shall have the meaning set forth in Section 2.01(a)(3).

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 3.04.

         "BASKET" shall have the meaning set forth in Section 11.03.

         "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENTS" shall mean the Bill of Sale, Assignment and Assumption Agreements in substantially the form of Exhibit A hereto.

         "BUSINESS" shall have the meaning set forth in the Recital above.

         "BUSINESS EMPLOYEES" shall have the meaning set forth in Section 6.04.

         "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
         Section 3.01.

         "CLOSING DATE RECEIVABLES" shall have the meaning set forth in Section 8.01(a).

         "CLOSING NET ASSETS" shall have the meaning set forth in Section 3.03(b)(i)(3).

         "COBRA" shall have the meaning set forth in Section 5.03.

         "CODE" shall have the meaning set forth in Section 3.03(d).

         "COLLECTION PERIOD" shall have the meaning set forth in Section
         8.01(a).

         "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement referred to in Section 12.04 and attached hereto as Exhibit C.

         "CUSTOMER" shall have the meaning set forth in Section 8.01(a).

         "DAMAGES" shall have the meaning set forth in Section 11.01.

         "ESTIMATED PURCHASE PRICE" shall have the meaning set forth in Section
         3.03 (a).

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.01(b).

         "EXCLUDED LIABILITIES" shall have the meaning set forth in Section
         3.05.

         "FILING DATE" shall mean the date of filing the notification required under the HSR Act.

         "FINAL CLOSING BALANCE SHEET" shall have the meaning set forth in
         Section 3.03 (b)(i)(1).

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section
         5.19.

         "FIXED ASSETS" shall have the meaning set forth in Section 2.01(a)(1).

         "GAAP" shall have the meaning set forth in Section 3.03 (b) (i).

         "HSR ACT" shall have the meaning set forth in Section 6.06.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 11.06.

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 11.06.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.01(a)(5).

         "INVENTORY" shall have the meaning set forth in Section 2.01(a)(2).

         "JUNE 30 NET ASSETS" shall have the meaning set forth in Section 3.03(b)(i)(4).

         "LAWS" shall mean all laws, and the rules and regulations promulgated thereunder, of any jurisdiction applicable to the Business.

         "LEASED REAL PROPERTY" shall mean the real property leased by the Selling Entities, as described in Schedule 2.01(a)(3) hereto, to be assigned to the Purchaser.

         "MANUFACTURERS' WARRANTIES" shall have the meaning set forth in
         Section 5.22.

         "OWNED REAL PROPERTY" shall mean the real property owned by Seller that is described in Schedule 2.01(a)(4) hereto.

         "PERMITS" shall have the meaning set forth in Section 7.11.

         "PERMITTED LIENS" shall mean (i) liens for taxes not yet due and payable, (ii) contractual and statutory liens of landlord, warehouse, mechanics and materialmen and other like liens which secure bills for services or materials not yet due and payable and which arose in the ordinary course of business and (iii) other encumbrances, easements, and defects or irregularities in title which do not, individually or in the aggregate, materially detract from the value or interfere with the use of the properties affected thereby, as currently used.

         "PRELIMINARY CLOSING BALANCE SHEET" shall have the meaning set forth in Section 3.03(b)(ii).

         "PURCHASER" shall mean Tidewater Inc., a Delaware corporation.

         "PURCHASER'S NEW EMPLOYEES" shall have the meaning set forth in
         Section 6.04.

         "PURCHASE PRICE" shall have the meaning set forth in Section 3.03(a).

         "REPRESENTATIVE" shall have the meaning set forth in Section 7.10.

         "REVIEW PERIOD" shall have the meaning set forth in Section
         3.03(b)(ii).

         "SELLER" shall mean Halliburton Company, a Delaware corporation.

         "SELLER'S AFFILIATE" shall mean Halliburton Canada Inc., an Alberta, Canada corporation.

         "SELLING ENTITIES" shall mean Halliburton Company and Halliburton Canada Inc.

         "SELLING ENTITIES' EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section 2.01(b)(13).

         "SELLING ENTITIES' MARKS" shall have the meaning set forth in Section 2.01(b)(6).

         "TERMINATING BUSINESS EMPLOYEE" shall have the meaning set forth in
         Section 6.04.

         "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement substantially in the form of Exhibit F.

         "UNCOLLECTED RECEIVABLES" shall have the meaning set forth in Section 8.01(b).

         "WAITING PERIOD" shall mean the applicable waiting period under the HSR Act.

         "WARRANTIES" shall have the meaning set forth in Section 5.22.

         "WARRANTY WORK" shall have the meaning set forth in Section 6.03.


                                   ARTICLE II
                               PURCHASE AND SALE

         2.01    SALE AND PURCHASE OF ASSETS.

                 (a) ASSETS TRANSFERRED. Subject to and upon the terms and conditions contained herein, at the Closing, the Selling Entities shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from the Selling Entities, all of the Selling Entities' right, title and interest in and to the properties, assets and rights of every kind and description and wherever located, whether tangible intangible, real, personal or mixed, whether accrued, contingent or otherwise (other than Excluded Assets), exclusively related to or exclusively used or held for use in connection with the Business, with such additions, deletions or changes between the date hereof and the Closing Date as are permitted under this Agreement (collectively and individually, the "ASSETS"). The Assets shall include, without limitation, all of those items in the following categories used exclusively in connection with the Business (except the Excluded Assets):

                          (1)     TANGIBLE PROPERTY.  All buildings,
                 structures, improvements, fixtures and appurtenances erected upon, attached to, or located on any of the premises conveyed to Purchaser as Owned Real Property together with all tangible personal property of the Business, including, without limitation, all machinery, equipment, tools and supplies and furniture, in each case listed on Schedule 2.01(a)(1) (the "FIXED ASSETS").

                          (2) INVENTORY. All inventory of the Business, including, without limitation, inventory items purchased but not received for which accounts payable invoice amounts are included in Assumed Liabilities on the Final Closing Balance Sheet, the latest available lists of which are summarized on
                 Schedule 2.01(a)(2) (the "INVENTORY").

                          (3) ASSIGNED CONTRACTS. All rights under the contracts, agreements, leases, sales orders, purchase orders, and other arrangements and commitments of the Business, including, without limitation, those listed in Schedule 2.01(a)(3), (collectively, the"ASSIGNED CONTRACTS"), subject to Section 2.03 and except for those contracts, agreements and commitments which are listed in Schedule 2.01(b)(9) as Excluded Assets.

                          (4) OWNED REAL PROPERTY. The real property of the Business as described in Schedule 2.01(a)(4) (the "OWNED REAL PROPERTY").

                          (5) INTELLECTUAL PROPERTY. All of Selling Entities' rights, title and interest in and to proprietary and technical information, trade secrets, processes, know-how, engineering drawings, laboratory books, notebooks, journals and quality control manuals and licenses therefor, owned, used or licensed in the conduct of the Business, including, without limitation, the items listed on Schedule 2.01(a)(5) (collectively, "INTELLECTUAL PROPERTY").

                          (6) BOOKS AND RECORDS. Originals or copies of all books and records (other than personnel records) and all files, including without limitation, documents, papers, agreements, drawings, designs, plans, methods, engineering and manufacturing specifications, formulas, procedures, computer programs and customer lists which relate exclusively to the Assets or are used exclusively in connection with the Assets or the Business, but excluding those related to the Excluded Assets.

                          (7) MOTOR VEHICLES. All trucks, automobiles and other motor vehicles owned by the Selling Entities, listed on
                 Schedule 2.01(a)(7)(i) and all rights of Selling Entities to any such motor vehicles as are leased by the Selling Entities, listed on Schedule 2.01(a)(7)(ii).

                          (8) PERMITS AND LICENSES. All transferable business licenses, permits, and equivalent documents, which relate exclusively to the operations of the Business, listed on Schedule 2.01(a)(8).

                          (9) ACCOUNTS RECEIVABLE. All accounts receivable (excluding employee accounts receivable described in Section 2.01(b)(1) and accounts receivable which have been written off the books of the Selling Entities) and all sums due for services performed or equipment provided by the Selling Entities prior to the Closing including, if any, unbilled receivables as of the Closing Date.

                          (10) COMPUTERS. All computers and related equipment owned by the Selling Entities as well as the rights of the Selling Entities to any computers under lease.

                          (11) OTHER ASSETS. Any other asset, financial or otherwise, that is reflected in the Final Closing Balance Sheet or any other assets or rights expressly provided for elsewhere herein.

                 (b) ASSETS NOT TRANSFERRED. Notwithstanding anything to the contrary contained herein, the following assets and properties of the Selling Entities, none of which are reflected on the Adjusted June Balance Sheet, or will be reflected on the Final Closing Balance Sheet, are specifically excluded from the Assets and shall be retained by the Selling Entities ("EXCLUDED ASSETS"):

                          (1) CASH, CASH EQUIVALENTS AND EMPLOYEE ACCOUNTS RECEIVABLE. All cash on hand and cash equivalents, including, without limitation, bank accounts and temporary cash investments, and all accounts receivable due from any employees of the Selling Entities.

                          (2) REFUND CLAIMS. All claims of the Selling Entities for refunds of taxes and other governmental charges for periods ending on or prior to the Closing Date and the benefit, if any, of net operating loss carry-forwards or carry-backs of the Selling Entities.

                          (3)     THIRD PARTY CLAIMS.  Except as provided in
                 Section 12.17 hereof, all claims or rights of the Selling Entities, if any, against third parties based on facts or events occurring prior to the Closing Date and which are not reflected on the Final Closing Balance Sheet.

                          (4)     INSURANCE.  Except as provided in Section
                 12.17 hereof, all insurance policies and rights thereunder, including rights to any cancellation value on the Closing Date.

                          (5) UNRELATED CONFIDENTIAL INFORMATION AND CERTAIN PROCESSES. All proprietary or confidential business or technical information, intellectual property, records and policies which relate to the Selling Entities or their other lines of business and are not used exclusively in the Business.

                          (6) SELLING ENTITIES' MARKS AND PROPRIETARY SYSTEMS AND PROCEDURES. All marks of the Selling Entities or the Selling Entities' Affiliates, including, without limitation, any and all trademarks or service marks, trade names, slogans or other like property relating to or including the names Halliburton, Halliburton Compression Services, Halliburton Resource Management or Halliburton Energy Services; the marks Halliburton, Halliburton Compression Services, Halliburton Resource Management, Halliburton Energy Services, HRM, HCS or HES, or any derivatives or variations thereof; the Halliburton Company, Halliburton Resource Management and Halliburton Energy Services logos, or any derivatives thereof ("SELLING ENTITIES' MARKS"), and the Selling Entities' proprietary computer programs or other software not used exclusively in the Business.

                          (7) UNRELATED ASSETS. All assets of the Selling Entities not exclusively used in connection with the Business, including, without limitation, assets used by the Selling Entities primarily in their other businesses, whether or not used for the benefit of the Business and those assets listed on Schedule 2.01(b)(7).

                          (8) EXCLUDED PERSONAL PROPERTY. The tangible personal property, equipment, vehicles and inventory listed on
                 Schedule 2.01(b)(8).

                          (9) CONTRACTS NOT ASSIGNED. Those agreements, commitments and other contracts and non-transferable permits and licenses listed on Schedule 2.01(b)(9).

                          (10)    RETAINED PATENT.  The Patent described on
                 Schedule 2.01(b)(10).

                          (11) WRITTEN OFF RECEIVABLES. Accounts or notes receivable which have been written off the books of the Selling Entities, but only to the extent such receivables have been written off, and any mortgages, deeds of trust, mechanics and materialmen liens, oil and gas liens, security interests, pledges, and any other lien or charge of any type in favor of the Selling Entities and securing the payment of such written off accounts or notes receivable.

                          (12) AFFILIATE ACCOUNTS. All intercompany accounts between Seller, Seller's Affiliate and Affiliates ("AFFILIATE ACCOUNTS").

                          (13)    SELLING ENTITIES' EMPLOYEE BENEFIT PLANS.
                 All assets related to any pension, profit sharing, stock bonus, stock option, thrift or other retirement plan, medical, hospitalization, dental, life, disability, vacation or other insurance or benefit plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, bonus, benefit or other incentive plan, severance plan or other similar plan relating to the Selling Entities or their employees (the "SELLING ENTITIES' EMPLOYEE BENEFIT PLANS").

         2.02 INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, the Selling Entities shall execute and deliver to Purchaser as appropriate (a) one or more Bill of Sale, Assignment and Assumption Agreements transferring to Purchaser the properties and assets to be acquired by it under the terms of this Agreement in substantially the form of Exhibit A annexed hereto, (b) a Warranty Deed and Cash Sale Deed transferring to Purchaser the Owned Real Property in substantially the form of Exhibit B annexed hereto, and (c) such other bills of sale, instruments of assignment, certificates of title, registrations, licenses and other documents as may be reasonably necessary or appropriate to vest in Purchaser good title to the Assets or to carry out the transactions contemplated by this Agreement. The Selling Entities shall assist Purchaser as reasonably required after the Closing to register and record with appropriate governmental authorities the conveyance and transfer documents.

         2.03 NONASSIGNABLE CONTRACTS. Subject to the Selling Entities' covenants specified in Section 7.03, nothing in this Agreement shall be construed as an attempt or agreement to assign any contract or claim as to which a required third party consent to assignment cannot be obtained. If, however, following the Closing, there is any contract, agreement, license, lease, sales order, purchase order or other commitment which would have constituted an Assigned Contract had the required consent been obtained, or any claim for which consent to the assignment thereof cannot be obtained, the Selling Entities and Purchaser agree to take such reasonable action, to the extent permitted by applicable law, as may be necessary in order for Purchaser to obtain the benefit and/or assume the obligations thereunder. Such actions may include (a) the Selling Entities designating the Purchaser as the Selling Entities' subcontractor, agent or representative for purposes of performing such contracts and the Selling Entities collecting monies due under such contracts and paying the same promptly over to Purchaser, and (b) enforcing for the benefit of the Purchaser any and all rights of the Selling Entities under any such contracts against the other parties thereto.


                                  ARTICLE III
                            CLOSING, PURCHASE PRICE,
                           ASSUMPTION OF LIABILITIES

         3.01 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place on the later of November 30, 1994 or the second business day (excluding holidays for national banks) next following the day the last of the conditions precedent contained in Articles IX and X shall have been satisfied or waived (the "CLOSING DATE"); provided, however, that if the last of such conditions precedent shall be satisfied on or after December 28, 1994 but before December 31, 1994, the Closing shall take place on December 30, 1994, and shall be effective as of the close of business on December 31, 1994. The Closing shall take place in the offices of Seller, 3600 Lincoln Plaza, 500 North Akard Street, Dallas, Texas, and shall be deemed to be effective at the close of business on the Closing Date.

         3.02 CONSIDERATION. Upon the terms and subject to the conditions set forth in this Agreement and in exchange and consideration for the Assets and other consideration set forth in this Agreement, Purchaser shall:

                 (a) On and as of the date indicated in Section 3.01, pay to Seller the Estimated Purchase Price in accordance with and to the extent provided in Section 3.03; and

                 (b) Assume as of the Closing Date the Assumed Liabilities in accordance with and to the extent provided in Section 3.04.

         3.03    PURCHASE PRICE AND PAYMENT THEREOF.

                 (a) PURCHASE PRICE AND PAYMENT OF ESTIMATED PURCHASE PRICE. Purchaser shall on the Closing Date, pay to Seller, for Seller and on behalf of Seller's Affiliate, by wire transfer of immediately available United States funds, to Seller's bank account at NationsBank of Texas, N.A., 901 Main Street, Dallas, Texas 75283, Account No. 1252167824, ABA Routing No. 111000025, $205,000,000.00 (the "ESTIMATED PURCHASE PRICE") which amount represents the parties' current estimate of the Purchase Price.

                 The purchase price for the Assets and the Business shall be the Estimated Purchase Price, subject to adjustment, dollar for dollar, to the extent that the Closing Net Assets are greater or less than the June 30 Net Assets ("PURCHASE PRICE").

                 (b)      DETERMINATION OF PURCHASE PRICE.

                          (i) For purposes of this Agreement, (1) the "FINAL CLOSING BALANCE SHEET" shall mean a statement of Assets and Assumed Liabilities as of the Closing Date prepared in accordance with Section 3.03(b)(i) and in the format set forth on Exhibit D, (2) the "ADJUSTED JUNE BALANCE SHEET" shall mean a statement of Assets and Assumed Liabilities as of June 30, 1994, which is attached as Exhibit E, (3) the "CLOSING NET ASSETS" shall mean the total of Assets less Assumed Liabilities as of the Closing Date, as set forth on the Final Closing Balance Sheet, and (4) the "JUNE 30 NET ASSETS" shall mean the total of Assets less Assumed Liabilities, as of June 30, 1994, as set forth on the Adjusted June Balance Sheet.

                          The Adjusted June Balance Sheet has been, and the
                 Final Closing Balance Sheet shall be, prepared from the books and records of the Selling Entities in accordance with United States generally accepted accounting principles ("GAAP"). In addition, the Final Closing Balance Sheet, and the financial information from which it is derived, shall be prepared on a basis consistent with that used in the preparation of the Financial Statements and the Adjusted June Balance Sheet.

                          (ii) Within thirty (30) days following the Closing Date, Seller, with the assistance and cooperation of Purchaser, shall prepare and deliver to Purchaser a statement of Assets and Assumed Liabilities as of the Closing Date (the "PRELIMINARY CLOSING BALANCE SHEET"), prepared as provided in paragraph (i) above. Purchaser shall have ten (10) business days following its receipt of the Preliminary Closing Balance Sheet (the "REVIEW PERIOD"), to review the same for compliance with paragraph (i) above. During such review period, the Selling Entities shall, upon request of the Purchaser, grant reasonable access to their books and records for the purpose of permitting Purchaser to verify the information disclosed in the Preliminary Closing Balance Sheet. On or before the expiration of the Review Period, Purchaser shall deliver to Seller a written statement accepting or objecting to the Preliminary Closing Balance Sheet. In the event that Purchaser shall object to the Preliminary Closing Balance Sheet, such statement shall include a detailed itemization of Purchaser's objections and its reasons therefor. Objections, if any, shall be limited to transactions occurring subsequent to June 30, 1994. If no such statement is delivered by Purchaser to Seller within the Review Period, Purchaser shall be deemed to have accepted the Preliminary Closing Balance Sheet for purposes of determining any adjustments to the Estimated Purchase Price.

                          (iii) In the event that Purchaser shall accept or shall be deemed to have accepted the Preliminary Closing Balance sheet as prepared and delivered by Seller, the Preliminary Closing Balance Sheet shall constitute the Final Closing Balance Sheet for purposes of determining any adjustment to the Estimated Purchase Price. In the event, however, that Purchaser shall object to the Preliminary Closing Balance Sheet within the Review Period, Purchaser and Seller shall promptly meet and in good faith attempt to resolve such objection(s). Any such objection(s) which cannot be resolved between Purchaser and Seller within thirty (30) days following Seller's receipt of Purchaser's statement of objection(s) shall be resolved in accordance with the procedures set forth in Section 3.03(e). The Preliminary Closing Balance Sheet, as adjusted to reflect the adjustments agreed upon by the Parties or determined in accordance with
                 Section 3.03(e), shall constitute the Final Closing Balance Sheet for purposes of determining any adjustment to the Estimated Purchase Price.

                 (c) ADJUSTMENT AND SETTLEMENT OF PURCHASE PRICE. In the event that the amount of the Closing Net Assets as finally determined is greater or less than the amount of the June 30 Net Assets, such excess or deficiency shall be referred to as the "ADJUSTMENT." On the third business day following the date upon which the Final Closing Balance Sheet as provided for in Section 3.03(b)(iii) is determined, Purchaser shall pay to Seller (if the Closing Net Assets are greater than the June 30 Net Assets), or Seller shall pay to Purchaser (if the June 30 Net

Assets are greater than the Closing Net Assets), the amount of the Adjustment. Any cash payment of the Adjustment shall be made by wire transfer of immediately available United States funds. Any such payment required to be made to Seller shall be transferred to the bank account set forth in Section 3.03(a). Any such payment required to be made to Purchaser shall be transferred to the Purchaser's bank account identified in a written notice to Seller.

                 (d) ALLOCATION OF PURCHASE PRICE. The consideration given by Purchaser under this Agreement (including, without limitation, the payment of the Purchase Price and the assumption of the Assumed Liabilities) shall be allocated first between Seller and Seller's Affiliate and thereafter, as to that portion of the Assets which are owned by the Seller at the Closing, in accordance with section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations under the Code. Schedules setting forth such proposed allocations shall be prepared by Purchaser and delivered to the Selling Entities within one hundred twenty (120) days following the Closing Date. The determination of the amount of consideration paid by Purchaser, including the Assumed Liabilities, and its allocation as set forth on such schedules shall be reasonably determined by Purchaser and shall be reasonably satisfactory to the Selling Entities. Purchaser and the Selling Entities agree to make such allocations in filing their respective tax returns or declarations for applicable United States and Canadian income tax purposes.

                 (e) ACCOUNTING OBJECTIONS. Should the Selling Entities and Purchaser not be able to resolve such objections as may be raised with respect to the Preliminary Closing Balance Sheet, the Final Closing Balance Sheet or adjustments to the Estimated Purchase Price (collectively, the "ACCOUNTING OBJECTIONS"), the objections shall be submitted to a binding arbitration to be conducted by the independent public accounting firm of AA which shall represent Seller and the independent public accounting firm of KPMG Peat Marwick LLP which shall represent Purchaser. Should AA and KPMG Peat Marwick LLP be unable to agree on the resolution of the Accounting Objections, after negotiating in good faith for a period of thirty (30) days, the same shall be submitted to Deloitte & Touche for a binding resolution.

         3.04 ASSUMPTION OF LIABILITIES. Purchaser shall assume at the Closing and agrees to pay, honor and discharge in accordance with the terms thereof all of the Assumed Liabilities. The term "ASSUMED LIABILITIES" shall mean only the following liabilities and obligations relating to the Business or the Assets:

                 (a) ASSIGNED CONTRACTS. Any and all liabilities, obligations and commitments of the Business that arise out of or relate to the Assigned Contracts listed on Schedule 2.01(a)(3), but in any case, not including any liability for any breach thereof occurring prior to the Closing;

                 (b) TAXES. Any and all taxes which may be applicable to the Business or Assets with respect to periods beginning with the Closing, or arising from events or occurrences on or after the Closing, including without limitation, income, ad valorem, personal property, sales, value added, goods and services, use or transfer taxes resulting from the sale of the Assets to Purchaser and/or Purchaser's ownership of the Assets. The burden of ad valorem taxes, real property taxes, personal property taxes and other similar taxes for any tax year based on the ownership of the Assets shall be prorated based on the Selling Entities' and Purchaser's respective ownership of the Assets during such tax year. Any sum required to be paid by one party to the other as a result of such proration shall be paid by wire transfer of immediately available funds to the account set forth in Section 3.03;

                 (c) OTHER LIABILITIES. Any and all liabilities, obligations and commitments specifically undertaken by Purchaser pursuant to the other terms of this Agreement;

                 (d) FINAL CLOSING BALANCE SHEET LIABILITIES. Any and all liabilities included on the Final Closing Balance Sheet, including, without limitation, all accounts payable. Pending determination of the Final Closing Balance Sheet, Selling Entities shall furnish to Purchaser at Closing the latest available listing of liabilities of the Business which constitute Assumed Liabilities;

                 (e) POST CLOSING DAMAGES. Subject to the Selling Entities' reimbursement obligations under Section 6.03, all risks associated with the use following the Closing Date of any equipment purchased hereunder as part of the Assets, including liability to any third party for any injury or damage to persons or property and any damage to the equipment itself, due to any condition of, defect in or design of the equipment, latent or otherwise, whether such condition, defect or design now exists or hereafter occurs; and

                 (f) UNASSIGNED CONTRACTS. Any and all costs and obligations, whether direct or indirect including, without limitation, administrative costs, related to any unassigned contract or claim of which the Purchaser obtains the benefit pursuant to Section 2.03.

         3.05 EXCLUDED LIABILITIES. Purchaser shall not assume and shall not be responsible for any liabilities, obligations or commitments of the Selling Entities other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"). In addition, subject to Section 3.04(e), to the extent that, after the Closing, the Purchaser incurs a liability or is otherwise responsible for personal injury or property damage, fines, penalties, remediation costs or other damages, including any liability or responsibility under any environmental laws, then to the extent such liability is based upon a condition or defect of the Assets that existed on or before the Closing Date or relates to actions taken by the Selling Entities in operating the Business prior to the Closing Date, such liability shall constitute an Excluded Liability.

         3.06 SHARED LIABILITIES. Liabilities relating to the Business for utility charges or with respect to rentals payable on leased property included as part of the Assets, which in either case are for periods beginning before and ending after the Closing Date, shall be shared by the Selling Entities and Purchaser on the basis of the proportionate number of calendar days in such period.

                                   ARTICLE IV
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants that the following are true and correct as of the date of this Agreement and, except as otherwise provided herein, as of the Closing Date:

         4.01 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

         4.02 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor's rights generally.

         4.03 NO VIOLATION. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in a violation or breach of the Charter or Bylaws of Purchaser or any agreement or other instrument under which Purchaser is bound or to which any assets of Purchaser are subject, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency or any indenture, agreement or other instrument to which Purchaser is a party or by which Purchaser or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or incumbrance pursuant to, any such indenture, agreement or other instrument. Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports.

         4.04 LITIGATION. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in process, pending or in effect, or, to the knowledge of Purchaser, threatened against the Purchaser in connection with or relating to the transactions contemplated by this Agreement.

         4.05 CONSENTS. Except as otherwise provided herein, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize the execution, delivery and performance of this Agreement on the part of Purchaser.

         4.06 BANKER'S/FINDER'S FEE. Purchaser has made no agreement with any person or entity nor taken any action which would cause any person or entity to become entitled to an agent's, broker's, investment banking or finder's fee in connection with the transactions contemplated hereby.

                                   ARTICLE V
                SELLING ENTITIES' REPRESENTATIONS AND WARRANTIES
                                                                  .
         The Selling Entities represent and warrant that the following are true and correct as of the date of this Agreement and, except as otherwise provided herein, as of the Closing Date:

         5.01 ORGANIZATION AND GOOD STANDING. Each of the Selling Entities is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority to carry on the Business as it is now conducted and to own and operate the Assets and the Business as and in the places where the Business is now conducted and such Assets are now owned, located or operated. Each of the Selling Entities is duly qualified and licensed to do business and is in good standing in each jurisdiction where the nature of the Business makes such qualification necessary. Each such jurisdiction is listed on Schedule 5.01. The Selling Entities have all necessary licenses, franchises and permits to own and operate the Assets and to carry on the Business as presently conducted.

         5.02 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement by the Selling Entities, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Selling Entities. This Agreement has been duly executed and delivered by the Selling Entities and constitutes the legal, valid and binding obligation of the Selling Entities, enforceable against them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor's rights generally.

         5.03 EMPLOYEE BENEFIT PLANS. Purchaser will not incur any liability or other obligation to, or with respect to, the Selling Entities' Employee Benefit Plans now or at any time in the future. None of the Assets are subject to a lien in favor of the Pension Benefit Guaranty Corporation.
All group health plans of the Selling Entities to which the Consolidated Omnibus Budget Reconciliation Act ("COBRA") applies and that cover employees of the Business have at all times complied with the notification and continued coverage requirements of COBRA.

         5.04 ABSENCE OF CERTAIN CHANGES. Schedule 5.04 sets forth (i) a summary of each acquisition of compressors since June 30, 1994 and each commitment to purchase compressors currently in effect and (ii) a summary of each disposition since June 30, 1994 of compressors or any other property and equipment (as used in the Financial Statements) with a book value in excess of $10,000, and each commitment to dispose of any property and equipment (as used in the Financial Statements) currently in effect. Except as set forth in
Schedule 5.04, between June 30, 1994 and the date of this Agreement, (i) there has been no material adverse change in the financial condition, Assets, results of operations, or the Business, taken as a whole, (ii) there have been no dispositions or acquisitions of property and equipment (as used on the Financial

Statements), other than compressors, except in the ordinary course of the Business consistent with past practice, (iii) the Selling Entities have not mortgaged, pledged or suffered to exist any lien or encumbrance with respect to any of the Assets, other than Permitted Liens, (iv) the Selling Entities have not amended or terminated any material contracts or agreements that are listed on Schedule 2.01(a)(3), in a manner that would have a material adverse effect on the Business, and (v) the Selling Entities have not sold or committed to sell any compressors which were property and equipment (as used on the Financial Statements) of the Business at June 30, 1994.


         5.05    TITLE.

                 (a) Except as set forth on Schedule 5.05 and except for Permitted Liens, the Selling Entities own good and indefeasible title to, or have a valid leasehold interest in or hold a valid right under contract or agreement to use all Assets and such property is owned, leased or so held free and clear of any and all liens, mortgages, pledges, charges, claims and encumbrances of any kind. The Selling Entities warranty of title with respect to Owned Real Property will be set forth in the deeds referred to in Section 2.02.

                 (b) Except as set forth in the Disclosure Letter referred to in Section 5.23, to Selling Entities' knowledge or belief, the Owned Real Property and the operations conducted thereon are in all material respects in conformity with all applicable ordinances, regulations and building, zoning and other applicable laws.

                 (c) Except for the Excluded Assets, the Assets constitute all of the assets and properties used exclusively by Selling Entities in the Business as conducted on the date of this Agreement.

         5.06    COMMITMENTS.

                 (a) The Selling Entities have not entered into, nor are the Assets or Business bound by, whether or not in writing, any commitment which may, in any material respect, prevent or interfere with the Selling Entities' transfer of the Assets and Business in accordance with this Agreement.

                 (b) Except as contemplated herein, (i) the Selling Entities do not currently contemplate, nor do they have any reason to believe any other person or entity currently contemplates, any amendment or change to any Assigned Contract which would have a material adverse effect on the Business taken as a whole; and (ii) since June 30, 1994, none of the major suppliers of the Business has refused, or communicated that it will or may refuse, to supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to sell to the Selling Entities.

         5.07 INTELLECTUAL PROPERTY. The Selling Entities own, subject to the licenses granted to third parties listed on Schedule 2.01(a)(5), all the Intellectual Property, or possess licenses or other rights, if any, therefor without conflict with the rights of others and there is no challenge, claim or action pending or, to Selling Entities' knowledge, threatened with respect thereto. The Intellectual Property constitutes all of the intellectual property the Selling Entities have used exclusively in the conduct of the operations of the Business as conducted on the date of this Agreement. Set forth in Schedule 2.01(a)(5) hereto is a true and correct list of all licenses, assignments and other agreements relating to the Intellectual Property to which the Selling Entities are a party (including expiration dates if applicable). Except as set forth on such Schedule, there are no material patents, trade secrets, copyrights, royalty rights, design rights or inventions used exclusively now or within the past three years by the Selling Entities in the operation of the Business.

         5.08 NO VIOLATION. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in a violation or breach of the Certificate of Incorporation, Articles of Incorporation or Bylaws of the Selling Entities, as applicable, or any agreement or other instrument under which the Selling Entities are bound or to which any of the assets of the Selling Entities are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency or any indenture, agreement or other instrument to which either of the Selling Entities is a party or by which the Selling Entities or their properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or incumbrance pursuant to, any such indenture, agreement or instrument.

         5.09 TAXES. Except where the failure to do so would not have a material adverse effect on the Assets and the Business, the Selling Entities have taken, or will take, all required actions relative to taxes of every type, including, but not limited to, income, excise, corporate, franchise, property, sales, payroll and withholding taxes, as they relate to such Assets and Business for the periods prior to the Closing.

         5.10 APPROVALS. Except as set forth in Schedule 5.10, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority is required to be obtained by the Selling Entities for the execution and delivery of this Agreement or the consummation by the Selling Entities of the transactions contemplated hereby. To the best of Selling Entities' knowledge and belief, there are no consents of third parties required in connection with the execution, delivery and performance of this Agreement, except for those the failure to obtain of which would not have a material adverse effect on the Business.

         5.11 LABOR RELATIONS. Except as set forth in Schedule 5.11, the Selling Entities have not experienced within the last two years and are not experiencing as of the date of this Agreement, nor do the Selling Entities know of any reason to expect, any labor disputes, including strikes, work stoppages, slow-downs or other material interference with or impairment of the Business by labor, nor have the Selling Entities received in the year prior to the date of this Agreement any EEOC, discrimination or civil rights complaints or any complaints of any unfair labor practice with regard to the employees of the Business. The Selling Entities are not experiencing, nor do the Selling Entities know of, any current or contemplated union organization efforts or negotiations, or requests for negotiations, representation or any labor contract relating to the employees of the Business.

         5.12 COMPLIANCE WITH LAWS. Except as described in Schedule 5.12, there are no existing violations by the Selling Entities of any applicable federal, state, provincial or local law or regulation that would have a materially adverse effect on the Assets or the Business, taken as a whole.

         5.13 LITIGATION. The Selling Entities have not had any legal action or administrative proceeding or investigation instituted or, to the knowledge of the Selling Entities' management, threatened which will have a material adverse effect on the Assets or the Business. The Selling Entities are not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Business, Assets or employees of the Business or (b) in default with respect to any such order, writ, injunction or decree. Schedule 5.13 sets forth all litigation with regard to the Business claiming damages or losses in excess of $10,000 which is pending as of the date of this Agreement, as well as any outstanding unresolved warranty or product liability claims.

         5.14 EMPLOYEES. Set forth on Schedule 5.14 is a list of all employees of the Business as of October 17, 1994 showing such employees' positions, base compensation rate, employment date, service date, and weeks of eligible vacation. Since June 30, 1994, the Selling Entities have not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to, or grant any benefit to or on behalf of, any officer, employee or agent (except in the ordinary course of business consistent with past practices or pursuant to any plan, arrangement or policy in effect on the date hereof or as set forth in the next sentence). None of the Employees of the Business is a party to any employment agreement other than bonus agreements relating to continuation of employment pending consummation of the sale of the Business.

         5.15 ASSIGNED CONTRACTS. Set forth on Schedule 2.01(a)(3) is a list of the Assigned Contracts, (a) by which any of the Assets are bound or (b) to which either of the Selling Entities is a party or by which either is bound and which relate exclusively to the Business or the Assets. The Selling Entities will make available to Purchaser complete and correct copies of all Assigned Contracts listed on or required to be listed on Schedule 2.01(a)(3) together with all amendments thereto. Except as set forth on Schedule 5.15, each Assigned Contract is in full force and effect; the Selling Entities have not been advised in writing of any threatened cancellations thereof nor outstanding disputes thereunder, and, assuming all required consents are received, the Selling Entities have not and will not have breached any provision of, nor does there exist any default under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) that is, or with the giving of notice or the passage of time or both would become a breach or default in any respect under the terms of any such arrangement.

         5.16 ACCOUNTS RECEIVABLE. Set forth on Schedule 5.16(a) is a list and description as of June 30, 1994, including an aging, of all outstanding notes, drafts and accounts receivable, including without limitation unbilled receivables (which unbilled receivables are identified by customer), of the Selling Entities in respect of the Business. All receivables which constitute Closing Date Receivables will be valid and legally binding obligations of the persons obligated to pay such accounts receivable and will be subject to no material counterclaim or set-off, and all such receivables will be good and collectible in the ordinary course of business, except (i) for unbilled receivables, which will be collectible within ninety (90) days from the date billed, and (ii) as otherwise disclosed on Schedule 5.16(b). The representations and warranties contained in this Section 5.16 shall terminate on the date that the Uncollected Receivables are repurchased by the Selling Entities pursuant to Section 8.01(b).

         5.17 CUSTOMERS. Set forth in Schedule 5.17 hereto is a complete and accurate list of the top 20 customers of the Business, in terms of sales, for the 1993 and 1992 calendar years.

         5.18 BANKER'S/FINDER'S FEE. Except as set forth on Schedule 5.18, the Selling Entities have made no agreement with any person or entity nor taken any action which would cause any person or entity to become entitled to an agent's, broker's, investment banking or finder's fee in connection with the transactions contemplated hereby.

         5.19 FINANCIAL STATEMENTS. The following financial statements relate to the Business and are attached as Exhibit G hereto:

                 (a) Statements of Assets, Liabilities and Parent Company Investment as of June 30, 1994, December 31, 1993 and December 31, 1992;

                 (b) Statements of Income and Expense for the six month periods ended June 30, 1994 and June 30, 1993 (unaudited) and for the years ended December 31, 1993, December 31, 1992 and December 31, 1991;

                 (c) Statements of Changes in Parent Company Investment at June 30, 1994, December 31, 1993, December 31, 1992 and December 31, 1991; and

                 (d) Statements of Cash Flows for the six month periods ended June 30, 1994 and June 30, 1993 (unaudited) and for the years ended December 31, 1993, December 31, 1992 and December 31, 1991;

together with the Notes thereto and the Report of Independent Public Accountants dated August 31, 1994.

         Such financial statements are herein sometimes referred to collectively as the "FINANCIAL STATEMENTS".

         The Financial Statements have been prepared from the books and records of Seller and Seller's Affiliate, have been audited by AA (except as noted above) and fairly present, in all material respects, the financial position and results of operations and cash flows of the Business at the dates and for the periods indicated in conformity with GAAP.

         5.20 NO OTHER ASSETS NECESSARY TO THE BUSINESS. Except for the Excluded Assets, Purchaser is acquiring hereunder all of the assets used by Selling Entities exclusively in the Business as it is conducted by the Selling Entities as of the date of this Agreement.

         5.21 ADEQUACY. Except for ordinary wear and tear, the Assets, taken as a whole, are adequate for the uses that they are currently being employed and for the conduct of the Business as it is being conducted on the date of this Agreement. Immediately after the Closing Date Purchaser will be able to operate the Business, without material difficulty or interruption other than as contemplated by the Transition Services Agreement, with the Assets acquired from the Selling Entities without the necessity of acquiring any additional material assets or properties, except (i) cash for working capital,
(ii) replacements for the shared facilities referred to in the Transition Services Agreement, (iii) certain accounting and management software, hardware and computing and communications facilities that the Business shares with other activities of the Selling Entities (which shall be covered by the Transition Services Agreement), (iv) assets and property used by employees of the Selling Entities who are not employed in the Business to provide general and administrative services for the Business (but not primarily for the Business), and (v) insurance to the extent required or deemed advisable by Purchaser.

         5.22 WARRANTIES. Selling Entities do not provide product warranties with respect to equipment and products sold or leased to customers by the Business, except to the extent that warranties from manufacturers are passed on to customers ("MANUFACTURERS' WARRANTIES"). Selling Entities' only service warranties relate to their respective guarantees to the customer that
(i) compressors will be mechanically available to compress gas ninety-five percent (95%) of a calendar month and (ii) compressors will compress gas within three percent (3%) of the capacity quoted to the customer under design conditions set forth in the equipment rental quotation applicable to the specified equipment, herein "WARRANTIES". Fulfillment of such Warranties is related to, and dependent upon, service provided by the Selling Entities.

         5.23 ENVIRONMENTAL MATTERS. Seller has delivered to Purchaser a letter dated October 17, 1994 from Susan M. Ponce, environmental counsel for Seller, which sets forth a summary of Seller's knowledge concerning material environmental matters relating to the Owned Real Property as of such date.

                                   ARTICLE VI
                             PURCHASER'S COVENANTS

         Purchaser covenants and agrees as follows:

         6.01    RETENTION OF RECORDS, COOPERATION AND ACCESS.

                 (a) RETENTION. Purchaser shall retain for a period of five (5) years all original books and records of the Business which Purchaser receives from the Selling Entities. After the Closing, the Selling Entities and their representatives will be granted, on reasonable advance notice, reasonable access to all such books and records during normal business hours. In addition, the Selling Entities shall have the right to make abstracts or copies of any such books or records at their expense. If Purchaser intends to dispose of any such original documents after the expiration of such five year period, it shall give the Selling Entities notice of such intention. The Selling Entities shall have ninety (90) days from receipt of notice either to advise Purchaser that they do not desire to have such original documents or to collect such documents from Purchaser at the Selling Entities' sole cost and expense.

                 (b) COOPERATION. Purchaser shall cooperate to the best of its ability with the Selling Entities' representatives and agents (i) in collecting the Uncollected Receivables repurchased from Purchaser by Selling Entities pursuant to Section 8.01(b) hereof, or (ii) in prosecuting or defending any legal or administrative proceeding relating to the Assets, Assumed Liabilities or the Business (other than a dispute between the parties). Cooperation, as it relates to matters covered under (i) through (ii) above, shall include, but not be limited to, causing Purchaser's employees to furnish documents in Purchaser's possession as requested and using its best efforts to encourage its employees to testify as witnesses, appear for depositions and take other similar actions as the Selling Entities may reasonably request. The Selling Entities shall reimburse Purchaser for Purchaser's out-of-pocket costs and expenses incurred with respect to the foregoing.

                 (c) CONTACT. Prior to Closing, Purchaser agrees that it shall not contact customers and suppliers of the Business without the permission of Selling Entities.

         6.02 SELLING ENTITIES' NAMES. Purchaser acknowledges that the transactions contemplated hereby do not encompass any rights with respect to
the Selling Entities' Marks.   Purchaser covenants and agrees not to publish or
distribute to third parties printed matter depicting, the Selling Entities' names or the Selling Entities' Marks, or any variations thereof, except with the prior express written consent executed by duly authorized officers of the
Selling Entities.   Within sixty (60) days after Closing, Purchaser agrees to
delete permanently the Selling Entities' names and the Selling Entities' Marks from all Assets, including, without limitation, drawings and signage.

         6.03 WARRANTY WORK. Purchaser agrees to perform at its cost all service and repair work ("WARRANTY WORK") required after the Closing with respect to compression equipment included in the Assets which fails to meet the requirements of the Warranties and to perform such similar work as may be required by the Manufacturers' Warranties. Seller will reimburse Purchaser (to the extent that Purchaser is not fully reimbursed by a manufacturer of the goods subject to Manufacturer's Warranties) for the cost (determined as provided herein below) incurred by Purchaser to perform Warranty Work which is required as a result of either (i) a failure by the Selling Entities prior to the Closing to perform adequate service and repair work on compression equipment included in the Assets, or (ii) a failure by the Selling Entities prior to the Closing to properly equip a job to satisfy the requirements of such job as requested by the customer. The cost to be reimbursed by Seller to Purchaser for service and repair work as provided herein above shall be the sum of (i) Purchaser's actual cost of parts and other materials and (ii) Purchaser's labor cost, which shall be reimbursed at a rate of $40.00 per hour.

         6.04 EMPLOYEES OF THE BUSINESS AND SEVERANCE COSTS. The employees of the Selling Entities who are working for the Business on the Closing Date are herein referred to as the "BUSINESS EMPLOYEES".

         Not later than the second business day following the Closing Date Purchaser shall make a written offer of employment to such of the Business Employees as Purchaser selects. Such offer of employment shall be held open by Purchaser for five days and shall state the salary and other compensation to be paid, the title and duties and the location of employment for the position so offered.

         As used herein, the term "TERMINATING BUSINESS EMPLOYEE" shall mean Business Employees (i) who do not receive from Purchaser a comparable offer of employment within a 50-mile radius of such person's place of employment immediately prior to the Closing Date and (ii) whose employment is terminated by the Selling Entities within 30 days after the Closing Date; provided, however, that a Business Employee shall not be considered to be a Terminating Business Employee if (A) he or she is employed by any Affiliate of the Selling Entities or (B) under the circumstances described in the first sentence of the following paragraph; provided further, however, that any person who would be a Terminating Business Employee but for the fact that the Selling Entities continued to employ such person after the Closing Date in order to fulfill their obligations under the Transition Services Agreement and who is promptly terminated thereafter, shall be considered to be a Terminating Business Employee.

         If a Business Employee receives from Purchaser a comparable offer of employment at a location within a 50 mile radius of such person's place of employment immediately prior to the Closing Date as he or she was employed by the Selling Entities and such Business Employee rejects such offer or allows it to lapse after five days, then thereafter such person shall not be considered a Terminating Business Employee. For purposes of this Section 6.04, an offer of employment shall not be considered to be comparable unless it provides not less than the same level of base compensation to the employee as he or she was receiving from the Selling Entities immediately prior to the Closing Date and similar type duties and responsibilities.

         Purchaser shall reimburse the Selling Entities for the cost of all severance benefits the Selling Entities pay to or provided for Terminating Business Employees (pursuant to the Special Severance Program set forth in
Schedule 6.04 (other than payments with respect to unvested restricted stock of Seller) or the Selling Entities' severance benefit program for their Canadian employees and/or pursuant to applicable Canadian law), but not to exceed $2,000,000.00 in the aggregate.

         Within 60 days following the Closing Date the Selling Entities will invoice Purchaser for such cost with reasonable detail showing each Terminating Business Employee with respect to whom such costs have been incurred.
Purchaser shall pay the amount of such invoice or invoices to the Selling Entities within 10 business days of receipt in the same manner as an Adjustment is payable to the Selling Entities pursuant to Section 3.03(c).

         Business Employees who receive and accept an offer of employment from Purchaser are herein referred to as "PURCHASER'S NEW EMPLOYEES". Purchaser agrees that each of Purchaser's New Employees shall be entitled to such employee benefits as are generally available to Purchaser's other employees in its line of business similar to the Business. For welfare benefit purposes (other than vacation policies), Purchaser shall give each of Purchaser's New Employees credit for his or her prior service with the Selling Entities and/or their Affiliates and shall waive any waiting period for participation or coverage in any welfare benefit plans or policies thereunder, except that Purchaser shall not be required to waive any pre-existing medical condition provision of such plan or policy. In addition, Purchaser shall waive any waiting period for participation and coverage in Purchaser's qualified retirement plans by employees to the extent permissible under applicable law; provided, however, that no credit shall be given for benefit accrual or vesting purposes. In connection with the transactions contemplated under this Section, the parties agree to make all notifications required under the WARN Act.

         Notwithstanding anything to the contrary contained in this Section 6.04, in the event that any of Purchaser's New Employees are terminated by Purchaser or any affiliate of Purchaser within a period of six (6) months from the Closing Date, other than for cause, Purchaser shall pay, or cause to be paid, to any such employee the equivalent of any amounts to which such Purchaser's New Employee would have been entitled from Selling Entities pursuant to the programs and laws described in this Section 6.04 had such employee been a Terminating Business Employee (other than payments with respect to unvested restricted stock of Seller). Promptly following the expiration of such six (6) month period, Purchaser will furnish to Seller a list of Purchaser's New Employees who were terminated during such period and the amounts of any severance benefits, if any, that were provided to such persons.

         6.05 NOTICE OF CHANGE. To the extent of Purchaser's knowledge, Purchaser shall give the Selling Entities prompt written notice of any material changes in any of the information contained in the representation and warranties made in Article IV or elsewhere in this Agreement or the Schedules or Exhibits referred to herein which occur prior to Closing.

         6.06 HSR FILING. Within five (5) business days after the execution of this Agreement, Purchaser shall file the notification and report form with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice required under the Hart Scott Rodino Antitrust Improvements Act of 1976 as amended and the rules and regulations promulgated thereunder ("HSR ACT").

                                  ARTICLE VII
                          SELLING ENTITIES' COVENANTS

The Selling Entities covenant and agree that from the date of this Agreement until the Closing:

         7.01 BUSINESS OPERATIONS. The Selling Entities shall conduct the Business only in the ordinary course consistent with past practices, and the Selling Entities shall use commercially reasonable efforts to preserve intact the Business and the goodwill of their customers and suppliers. The Selling Entities shall not take any action that will materially impair the Business or Assets without the prior written consent of Purchaser, or take or fail to take any action that would cause or permit the representations made in Article V hereof to be inaccurate at the time of Closing or preclude the Selling Entities from making such representations and warranties at the Closing, except to the extent such action is necessary to protect the business or assets of the Selling Entities and notice thereof is promptly provided to Purchaser.

         7.02 ACCESS. The Selling Entities shall permit Purchaser and/or its authorized representatives, during normal business hours, full access to, and make available for inspection, all of the Assets and the documents, records and information (including, but not limited to, documents, records and information concerning the Business' customers and suppliers) which pertain to such Assets and to the Business, all for the sole purpose of permitting Purchaser to become familiar with the Assets and the Business. In that connection, the Selling Entities shall cause their officers and employees and the management personnel of the Business to cooperate fully with Purchaser's reasonable requests.

         7.03 APPROVALS OF THIRD PARTIES. As soon as practicable after the execution of this Agreement, through the Closing and to the extent reasonably required for the ninety (90) day period following Closing, the Selling Entities will use all reasonable efforts to identify and secure all necessary approvals, consents, permits and authorizations of third parties to the consummation of the transactions contemplated by this Agreement, including consents necessary to assign to Purchaser and have Purchaser assume all Assigned Contracts. Such efforts shall include, to the extent necessary, providing such third parties with information about Purchaser.

         7.04 EMPLOYEE COMPENSATION AND BENEFIT MATTERS. Except with Purchaser's prior written consent or pursuant to contracts or plans in existence as of the date of this Agreement, and except for normal annual salary increases consistent with past practices, prior to the Closing, no increase will be made in the compensation or rate of compensation payable or to become payable to the employees of the Business, no bonus, profit sharing, retirement, insurance, death benefits, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any of such officers or employees other than pursuant to the terms of the Selling Entities' Employee Benefit Plans as presently constituted, and no agreement or plan other than those now in effect shall be adopted or committed for.

         7.05 CONTRACTS. Except with Purchaser's prior written consent, the Selling Entities shall not waive any material right or cancel any material contract or claim related to the Business.

         7.06 CHANGES IN PROPERTY AND EQUIPMENT; PAYMENTS OF LIABILITIES. Except with Purchaser's prior written consent, the Selling Entities will not
(i) dispose of or commit to dispose of any compressors, except for dispositions pursuant to a lease/purchase option contract listed in Schedule 5.04, (ii) acquire or commit to acquire any compressors, except for acquisitions consistent with commitments disclosed in Schedule 5.04, and (iii) acquire or dispose of or commit to acquire or commit to dispose of any property and equipment, other than compressors, except in the ordinary course of business consistent with past practices. The Selling Entities shall pay all liabilities of the Selling Entities which relate to the Business as they become due.

         7.07 MORTGAGES, LIENS. Except with Purchaser's prior written consent, the Selling Entities will not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement relating to the Assets, or voluntarily permit any lien, encumbrance or claim of any kind, other than a Permitted Lien, to attach to any of the Assets, whether now owned or hereafter acquired.

         7.08 NOTICE OF CHANGE. The Selling Entities shall give Purchaser prompt written notice of any material changes in any of the information contained in the representations and warranties made in Article V or elsewhere in this Agreement or the Schedules or Exhibits referred to herein which occur prior to Closing. In addition, Seller shall give Purchaser prompt written notice of any discovery of any facts, conditions or information that would have been included in the letter referred to in Section 5.23 had Seller been aware of such facts, conditions or information as of the date of such letter.

         7.09 HSR FILING. Within five (5) business days after the execution of this Agreement, Seller shall file the notification and report form with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice required under the HSR Act.

         7.10 EXCLUSIVITY. The Selling Entities shall not, and shall instruct its Affiliates, directors, officers, key employees, financial advisors and other representatives ("REPRESENTATIVES") not to, solicit, initiate, encourage, discuss or respond to any proposal or offer, whether solicited or unsolicited, from any person or entity other than Purchaser relating to any disposition of the Business or the Assets. The Selling Entities shall, and shall cause its Representatives to, promptly inform Purchaser if any such proposals or offers are received by it or them. Without limiting the generality of the foregoing, the Selling Entities shall, and shall cause its Representatives to, cease all further discussions concerning a disposition of the Business or Assets with all parties other than Purchaser that has previously submitted a bid therefor.

         7.11 PERMITS AND COOPERATION. On or before the Closing, the Selling Entities shall use their commercially reasonable efforts to cooperate with Purchaser to arrange for an orderly transfer of all transferable environmental, operating or other permits or licenses issued by governmental authorities that relate to the Business (collectively, "PERMITS") and to make any notifications of change in ownership required under such Permits or the laws under which they were issued. With respect to each nontransferable permit, the Selling Entities shall cooperate fully with Purchaser in the preparation and filing of an application with the appropriate governmental authority for issuance of a replacement Permit in Purchaser's name. Prior to the Closing, the Selling Entities shall cooperate with Purchaser to arrange for an orderly transition of the operation of the Business from the Selling Entities to Purchaser, including taking such actions that minimize as much as possible the length of time during which Purchaser will require services under the Transition Services Agreement.

                                  ARTICLE VIII
                               OTHER REQUIREMENTS

         8.01    COLLECTION AND REPURCHASE OF ACCOUNTS RECEIVABLE.

                 (a) COLLECTION OF THE SELLING ENTITIES' ACCOUNTS RECEIVABLE. On the Closing Date, Selling Entities shall deliver to Purchaser the most recent listings available of invoices and the unpaid amount of each, unbilled receivable amounts by customer (showing the contract, type of charge and period covered), the invoices and amounts which comprise unearned revenue, and other items making up the total accounts receivable of the Business. Contemporaneously with the delivery of the Preliminary Closing Balance Sheet, Selling Entities shall deliver updated listings of such items to Purchaser and any such other information as Purchaser reasonably requests. During the ninety
(90) day period following the Closing or until 30 days after the expiration of the payment period for receivables with payment terms in excess of ninety (90) days (the "COLLECTION PERIOD") and subject to the provisions of Section 8.01(c) hereof, Purchaser shall use its commercially reasonable efforts (but in no event shall Purchaser be obligated to file or perfect any liens or file or prosecute any suit as part of its collection effort) to collect all invoice amounts, notes and drafts receivable, and unbilled receivable amounts and other receivable items in respect of the Business as of the Closing Date which are included in the Final Closing Balance Sheet (the "CLOSING DATE RECEIVABLES") (subject to the requirements of Section 8.01(c), such efforts to be commercially reasonable if Purchaser has pursued the collection of such receivables with the same degree of diligence as it pursues its other receivables in the ordinary course of Purchaser's business). Purchaser shall prepare and send invoices to the customers relating to the unbilled receivables as soon as practicable after the Closing. Any payments received by Purchaser from any person who is the account debtor on any of the Closing Date Receivables (a "CUSTOMER") shall be applied as provided in Section 8.01(d). Each of the Selling Entities shall promptly remit to Purchaser any payments which it may receive in respect of any of the Closing Date Receivables. Each of the Selling Entities grants to Purchaser the authority, coupled with an interest, to receive, endorse, cash, deposit, and receipt for any checks, drafts, documents and instruments evidencing Closing Date Receivables which are in the name of any of the Selling Entities. Purchaser shall make and keep detailed records of amounts collected in respect of the

Closing Date Receivables until such time as any Uncollected Receivables are assigned to the Selling Entities pursuant to paragraph (b) below, and shall make such records available for review by the Selling Entities when a statement of Uncollected Receivables is delivered to Seller.

                 (b) REPURCHASE OF ACCOUNTS RECEIVABLE. Promptly following the expiration of the Collection Period (but not earlier than ten
(10) days following determination of the Final Closing Balance Sheet), Purchaser shall deliver to Seller one or more statements setting forth a list of Closing Date Receivables (which has clearly identified thereon the names of the customers, invoice numbers and uncollected amounts by invoice, together with copies of all invoices and, if required, supporting documentation) that were not collected during the Collection Period and the total of such uncollected amounts. Such statement shall not include the amount of any balances owed on notes or accounts receivable that have been paid down in accordance with their terms but the statement shall reflect as a deduction from total uncollected amounts shown thereon (i) the total amount of any credit balances included in the Closing Date Receivables not applied against invoices for the same customer included in Closing Date Receivables, (ii) the amount of the reserve for bad debts included in the Closing Date Balance Sheet and (iii) the amount of unearned revenue included in the Closing Date Balance Sheet. The net amount set forth on the statement remaining, after giving effect to the exclusions, if any, and deductions set forth in the preceding sentence, shall be the net amount of receivables to be repurchased by the Seller (the "UNCOLLECTED RECEIVABLES"). Within ten (10) business days following Seller's receipt of such statement, the Selling Entities shall pay to Purchaser, by wire transfer of immediately available funds, to the account specified in Section 3.03(c) hereof, the amount of the Uncollected Receivables plus interest on such amount at the rate of five percent (5%) per annum from the expiration of the Collection Period to the date of payment by Purchaser. Upon receipt of such payment, Purchaser shall assign to Selling Entities, without recourse to the Purchaser, the claims included in the Uncollected Receivables, including any lien or other rights related thereto.

                 For purposes of this Section a separate statement of Uncollected Receivables, prepared in accordance with the preceding paragraph of this Section 8.01(b), except as set forth in this paragraph, shall be submitted for accounts receivable originally billed to the Customer in Canadian dollars. The uncollected amount of each accounts receivable invoice listed on this statement will be the original Canadian dollar invoice amount less the amount of Canadian dollar collections received and the Canadian dollar equivalent at the date of receipt of any U.S. dollar collections received on such invoice. A separate payment shall be made by the Selling Entities to Purchaser for such Uncollected Receivables in Canadian dollars. The total amount of the reserve for bad debts shall be deducted from the total amount of the uncollected U.S. dollar accounts receivable invoices.

                 (c) COLLECTION COOPERATION. Purchaser shall keep the Selling Entities' credit personnel reasonably informed with respect to Purchaser's efforts to collect the Closing Date Receivables during the Collection Period. Selling Entities shall make available their credit personnel to work with Purchaser during the Collection Period to assist in resolving any disputes or questions concerning the Closing Date Receivables.

                 (d) ALLOCATION OF PAYMENTS RECEIVED AFTER CLOSING. Notwithstanding any contrary directions received from a Customer, any payments received by the Selling Entities or the Purchaser after the Closing Date from a Customer that owed money to the Selling Entities for Closing Date Receivables shall be promptly paid to the Selling Entities or the Purchaser, whichever of them then owns such Closing Date Receivable (as provided in this Section 8.01) until such Closing Date Receivable is satisfied in full; provided, however, that if such Customer has a bona fide claim with respect to such Closing Date Receivable that it does not owe the full amount thereof because of an act or failure to act on the part of the Selling Entities prior to the Closing Date, then, to the extent of the amount of such claim, Purchaser need not pay over to the Selling Entities any such payment Purchaser receives from such Customer after the Closing Date as payment for services provided by Purchaser to such Customer. Any funds to be paid over to the Selling Entities or Purchaser pursuant to this Section 8.01(d) shall be paid in the same manner as specified in Section 3.03(c). The Selling Entities and Purchaser shall provide each other with complete information concerning such payments in the same manner as provided herein above in this Section 8.01.

                 (e) REMEDY FOR UNCOLLECTED RECEIVABLES. The provisions of Article XI notwithstanding, the Selling Entities' indemnity obligation for such Uncollected Receivables shall be satisfied by making the payment provided for in Section 8.01(b) above, and no other remedy shall be available with respect to such Uncollected Receivables or the representations set forth in
Section 5.16.

         8.02 CONDITION OF ASSETS; INTENDED USE. AT THE CLOSING, PURCHASER WILL HAVE CAREFULLY INSPECTED THE ASSETS AND KNOWINGLY AND VOLUNTARILY ACCEPTS THE SAME "AS IS", AND "WHERE IS". EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES GIVEN IN ARTICLE V, NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN MADE BY OR ON BEHALF OF THE SELLING ENTITIES WITH RESPECT TO THE PRESENT CONDITION OF THE ASSETS OR THE PRESENT OR FUTURE SUITABILITY THEREOF FOR ANY INTENDED USE BY PURCHASER OTHER THAN AS SET FORTH IN SECTION
5.21 HEREOF. Purchaser represents that it had an opportunity prior to execution hereof to undertake such investigations of the Assets as it deemed necessary or appropriate and to examine and review such records, documents, reports and other information of the Selling Entities as it deemed relevant to the consummation of this Agreement, except that no such investigation or examination shall constitute a waiver by Purchaser of its right to rely on the terms and conditions of this Agreement.

         The Selling Entities make no warranty, express or implied, regarding the commercial suitability of the Owned Real Property or the Leased Real Property for Purchaser's intended use. Purchaser acknowledges that Purchaser's knowledge of its intended commercial activity is superior to that of the Selling Entities and consequently the Selling Entities cannot offer, and have not offered, any warranty, express or implied, with regard to Purchaser's intended commercial use of the Owned Real Property or the Leased Real Property.

         8.03 TITLE REVIEW. Seller shall furnish Purchaser surveys of the Owned Real Property and standard form commitments for an owner's policy of title insurance relating to the Owned Real Property in the amounts set forth in
Schedule 8.03 hereto. The Title Commitments and legible copies of documents creating exceptions contained in the Title Commitments and surveys supporting the same as well as a Mortgage Certificate, Conveyance Certificate and Tax Research Certificate relating to the Owned Real Property in the State of Louisiana, shall be delivered to Purchaser no later than ten (10) business days after execution of this Agreement. Purchaser shall have ten (10) business days from the date of delivery in which to raise title objections. If title objections are raised by Purchaser then Seller shall have fifteen (15) days from the date such objections are raised to cure the same. If objections are not satisfied by the Closing Date, unless Purchaser elects to waive the unsatisfied objections, the Purchase Price shall be reduced by the book value of such Owned Real Property and such Owned Real Property shall become an Excluded Asset. At Closing, Seller shall furnish General Warranty Deeds in the case of the Owned Real Property in the State of Texas and an Act of Sale in the case of the Owned Real Property in the State of Louisiana, duly executed in recordable form as per Exhibit B hereto.

         8.04 TITLE POLICIES AND SURVEYS. The cost of the owner's policies of title insurance and surveys relating to the Owned Real Property shall be paid by Seller, provided that any premiums for insured values in excess of $500,000 and $100,000, respectively, for the Mineral Wells, Texas property and Lafayette, Louisiana property shall be for the account of Purchaser.

         8.05 TRANSITION SERVICES AGREEMENT. Selling Entities and Purchaser shall execute and deliver to each other the Transition Services Agreement substantially in the form of Exhibit F.


                                   ARTICLE IX
                  PURCHASER'S CONDITIONS PRECEDENT TO CLOSING

         Except as may be waived in writing by Purchaser, the Purchaser's obligation to close the transactions contemplated under this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions:

         9.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Selling Entities contained herein shall be true and correct in all material respects as of the Closing (except where such representation and warranty is made as of a date specifically set forth therein), subject to any changes contemplated by this Agreement, and Purchaser shall not have discovered any material error, misstatement or omission therein.

         9.02 COVENANTS. The Selling Entities shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

         9.03 PROCEEDINGS. The Waiting Period shall have expired or been terminated and, if any injunction, order or decree of any court or governmental entity of competent jurisdiction shall have been issued that restrains or enjoins in any material respect the consummation of the transaction contemplated hereby pursuant to the HSR Act, any other federal or state antitrust laws or otherwise, such injunction, order or decree shall have been reversed, withdrawn or otherwise terminated.

         9.04    NO MATERIAL ADVERSE CHANGE.  Other than as contemplated by
Section 12.17, no material adverse change in the Assets or the Business taken as a whole shall have occurred after the date of this Agreement and prior to the Closing.

         9.05 BILL OF SALE. The Selling Entities shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreements.

         9.06 DELIVERY OF DOCUMENTS. The Selling Entities shall have executed and delivered all other documents required under the terms of this Agreement to be executed and delivered by the Selling Entities to Purchaser at or prior to the Closing.

         9.07 CERTIFICATE. The Selling Entities shall have delivered to Purchaser a certificate dated as of Closing and signed by any executive officer to the effect that the representations and warranties of the Selling Entities are true and correct in all material respects and all of the covenants, terms and conditions of this Agreement to be complied with and performed by the Selling Entities at or before the Closing have been complied with and performed in all material respects.

         9.08 OPINION OF COUNSEL. The Selling Entities shall have delivered to Purchaser an opinion of Lester L. Coleman, Executive Vice President and General Counsel of Seller, in form and substance as set forth in Exhibit H attached hereto, addressed to Purchaser and dated the Closing Date.


                                   ARTICLE X
               SELLING ENTITIES' CONDITIONS PRECEDENT TO CLOSING

         Except as may be waived in writing by the Selling Entities, Selling Entities' obligation to close the transactions contemplated under this Agreement is subject to fulfillment at or prior to the Closing of each of the following conditions:

         10.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing (except where such representation and warranty is made as of a date specifically set forth therein), subject to any changes contemplated by this Agreement, and the Selling Entities shall not have discovered any material error, misstatement or omission therein.

         10.02 COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

         10.03 PROCEEDINGS. The Waiting Period shall have expired or been terminated and, if any injunction, order or decree of any court or governmental entity of competent jurisdiction shall have been issued that restrains or enjoins in any material respect the consummation of the transaction contemplated hereby pursuant to the HSR Act, any other federal or state antitrust laws or otherwise, such injunction, order or decree shall have been reversed, withdrawn or otherwise terminated.

         10.04 PURCHASE PRICE. Purchaser shall have paid the Estimated Purchase Price in accordance with Section 3.03(a).

         10.05 BILL OF SALE. Purchaser shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreements.


         10.06 DELIVERY OF OTHER DOCUMENTS. Purchaser shall have executed and delivered all other documents required under the terms of this Agreement to be executed and delivered by Purchaser to the Selling Entities at or prior to the Closing.

         10.07 CERTIFICATE. Purchaser shall have delivered to the Selling Entities a certificate dated as of Closing and signed by the Chief Financial Officer of Purchaser to the effect that the representations and warranties of the Selling Entities are true and correct in all material respects and all of the covenants, terms and conditions of this Agreement to be complied with and performed by Purchaser at or before the Closing have been complied with and performed in all material respects.

         10.08 OPINION OF COUNSEL. The Purchaser shall have delivered to Selling Entities an opinion of Victor I. Koock, Senior Vice President, Co-General Counsel and Secretary of Purchaser, in form and substance as set forth in Exhibit I attached hereto, addressed to Selling Entities and dated the Closing Date.


                                   ARTICLE XI
                                INDEMNIFICATION

         11.01 SELLING ENTITIES' INDEMNITY. Subject to the terms and conditions of this Article XI and Section 8.01(e) of this Agreement, the Seller hereby agrees to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys, employees, subsidiaries, successors and assigns and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses

(collectively, "DAMAGES") asserted against or incurred by any or all of them by reason of or resulting from:

                 (a)      Any claim relating to an Excluded Liability; and

                 (b)      A breach by the Selling Entities of any
representation, warranty or covenant contained in this Agreement or in any agreement executed pursuant to this Agreement and not waived in writing by Purchaser.

         11.02 PURCHASER'S INDEMNITY. Subject to the terms and conditions of this Article XI, Purchaser hereby agrees to indemnify, defend and hold the Selling Entities and their officers, directors, agents, attorneys and Affiliates harmless from and against all Damages asserted against or incurred by any or all of them by reason of or resulting from:

                 (a)      Any claim relating to an Assumed Liability;

                 (b) A breach by Purchaser of any representation, warranty or covenant contained in this Agreement or in any agreement executed pursuant to this Agreement and not waived in writing by the Selling Entities; and

                 (c) Any and all liabilities, obligations and commitments relating to the Business which arise out of, or relate to, events or occurrences after the Closing or to any state of facts existing after the Closing which had its inception after the Closing, including, without limitation, any violation of any applicable federal, state, provincial or local environmental laws or regulations. In addition, the Purchaser agrees that to the extent that, after the Closing, any of the Selling Entities incurs a liability or is otherwise responsible for personal injury or property damage, fines, penalties, remediation costs or other damages, including any liability or responsibility under any environmental laws, then to the extent such loss is based upon a condition or defect of the Assets that existed after the Closing Date or relates to actions taken by the Purchaser in operating the Business after the Closing Date, then Purchaser shall indemnify Selling Entities from any such liability.

         11.03 BASKET. Subject to the provisions of this Section 11.03, the Seller shall not be required to indemnify Purchaser pursuant to Section 11.01 unless and until the aggregate amount of the Damages suffered or incurred by Purchaser, other than those Damages described in Section 11.04 below, exceeds $250,000 (the "BASKET"). In the event that the aggregate amount of such Damages exceeds the Basket, the Seller shall indemnify Purchaser with respect to the amount of such Damages but only to the extent that they are in excess of the Basket.

         11.04   NON-BASKET ITEMS.   The following Damages shall not be
included in the calculation of the Basket.

                 (a) Banker's/finder's fees for which the Selling Entities are liable pursuant to Section 5.18; and

                 (b)      Any and all claims related to Excluded Liabilities.

         11.05 CAP. The Selling Entities' liability for Damages shall not exceed the Purchase Price; provided, however, that those Damages described in
Section 11.04 above shall not be subject to this Section 11.05.

         11.06 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Seller and Purchaser (the "INDEMNIFYING PARTY") to the other (the "INDEMNIFIED PARTY") under Sections 11.01 and 11.02 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                 (a) Within twenty (20) days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Indemnified Party may participate in the defense with counsel of its own choice and at its own expense.

                 (b) In the event that the Indemnifying Party, by the thirtieth (30th) day after receipt of notice of any such claim (or, if earlier, by the tenth (10th) day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party and at the Indemnifying Party's expense, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof upon reimbursement to the Indemnified Party of all costs and expenses incurred by the Indemnified Party in conjunction with such defense to that date.

                 (c) Anything in this Section 11.06 to the contrary notwithstanding, the Indemnifying Party shall not settle any claim without the consent of the Indemnified Party unless such settlement involves only the payment of money and the claimant provides to the Indemnified Party a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the Indemnifying Party shall not settle the claim without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                 (d) The Indemnified Party and the Indemnifying Party will each cooperate with all reasonable requests of the other.

         11.07 REMEDIES EXCLUSIVE. In the event of breach of this Agreement or default hereunder, the remedies of the parties shall be limited to indemnification as set forth in this Article XI and no right to rescission or other common law right of action shall exist with respect to any breach of this Agreement or default hereunder; provided, however, that Purchaser shall be entitled to bring an action seeking an injunction if Purchaser has reason to believe that the Selling Entities have violated or are about to violate the provisions of Section 12.06.

                                  ARTICLE XII
                                 MISCELLANEOUS

         12.01 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by a duly authorized officer of each party to this Agreement.

         12.02 ASSIGNMENT. The Selling Entities may not assign their rights and obligations hereunder without the prior written consent of Purchaser, and Purchaser may not assign its rights or obligations hereunder to any person other than a direct or indirect wholly-owned subsidiary without the prior written consent of the Selling Entities, which consent may be withheld for any reason whatsoever, and provided further that any such assignment to a direct or indirect wholly-owned subsidiary of Purchaser shall be conditioned upon Purchaser executing and delivering to Selling Entities an unconditional guarantee of the performance by such assignee of the obligations and duties undertaken by Purchaser herein, all in such form and substance as may be satisfactory to Selling Entities.

         12.03 NOTICE. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by courier or by sending such notice or communication by facsimile transmission. Such notice shall be deemed received on the earlier of the date on which it is hand-delivered or otherwise actually received or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to Selling Entities:           Halliburton Energy Services,
                                           a division of Halliburton Company
                                           5151 San Felipe
                                           Houston, TX 77056
                                           Attention:  Vice President-Legal
                                           Fax No.:  (713) 840-2707
         with a copy to:            Halliburton Company
                                    3600 Lincoln Plaza
                                    500 North Akard Street
                                    Dallas, TX 75201-3391
                                    Attention: Vice President and Secretary
                                    Fax No.:  (214) 978-2783



         If to Purchaser:           Tidewater Inc.
                                    1440 Canal Street
                                    New Orleans, LA 70112
                                    Attention:  Sr. Vice President - Compression
                                    Fax No.: (504)566-4580

         with a copy to:            Tidewater Inc.
                                    1440 Canal Street
                                    New Orleans, LA 70112
                                    Attention:  Sr. Vice President; Co-General
                                           Counsel and Secretary
                                    Fax No.:  (504)566-4559

Any party may change its address for notice by written notice given to the other party.

         12.04 PRE-CLOSING CONFIDENTIALITY. Except for disclosures contained in any filings made with the Securities and Exchange Commission or which are otherwise required by law or the rules and regulations of any applicable stock exchange, each party shall keep this Agreement and its terms confidential until the Closing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Purchaser and the Selling Entities hereby (i) acknowledge and agree to be bound by all the terms and conditions set forth in the Confidentiality Agreement and (ii) agree that, notwithstanding the execution and delivery of the Agreement, the Confidentiality Agreement will remain in full force and effect.

         Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating a business in competition with each other, provided they do so without, in accordance with the Confidentiality Agreement, disclosing or using confidential information of the other.

         12.05 POST-CLOSING CONFIDENTIALITY. Each party shall not disclose or use to compete with the other any confidential information pertaining to such party which is obtained from such other party pursuant to this Agreement or any document delivered in connection herewith or with the transactions contemplated hereby, except as such use or disclosure may be required in the course of performance hereof and such disclosure as may, in the opinion of such party's counsel, be required by law. After Closing, the Selling Entities shall not (except at the request of

Purchaser) use or disclose to any third party any of the technical, financial, operational or marketing information pertaining to the Business except after and to the extent such information is or becomes generally available to the public through no fault of the Selling Entities or as may be necessary in connection with the Selling Entities' remaining or future business(es) or as may, in the opinion of the Selling Entities' counsel, be required by law. The parties shall take all reasonable efforts to cause their respective directors, officers, employees and agents to observe the provisions of this Section 12.05.

         12.06 NO COMPETITION. For a period of three years after the Closing Date, neither the Seller nor any of its Affiliates shall engage directly or indirectly in the business of renting natural gas compressors to third parties in the United States or Canada; provided, however, that the foregoing provisions of this Section 12.06 shall not prohibit the Seller or its Affiliates from:

         (i) providing natural gas compression equipment or services to third parties by means other than rental or lease,

         (ii) providing natural gas compression equipment or services as part of a larger business undertaking for a third party or parties to provide them with other oil field services and products or engineering and construction services pursuant to which natural gas compression is an integral part,

         (iii) entering into any business combination, consolidation, merger or other type of business combination or acquisition transaction with any other party or parties who owns and/or operates a business that rents compressors, and thereafter continuing to own and/or operate such business, provided that at the time of such transaction less than forty-five percent (45%) of the consolidated revenues of such other party or parties are generated by such compressor rental business, or

         (iv) making an investment in the securities of another company which conducts such a compressor rental business provided such investment constitutes less than 10% of the total equity of such other company and thereafter continuing to hold such investment.

         12.07 ENTIRE AGREEMENT. This Agreement, the Schedules and the Exhibits hereto and that certain environmental disclosure letter to Purchaser dated October 17, 1994 supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         12.08 COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including, without limitation, attorneys', broker's, agent's, investment banking and finder's fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully (a) enforcing any of the terms of this Agreement, or

(b) proving that the other party breached any of the terms of this Agreement in any material respect.

         12.09 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         12.10 WAIVER. All of the original rights and powers of either party hereunder shall remain in force notwithstanding any neglect, forbearance or delay in enforcement thereof and neither party shall be deemed to have waived any of its rights or any provision of this Agreement or any notice given hereunder unless such waiver is in a writing signed by an officer of the waiving party. No such waiver by either party of any breach by the other party of this Agreement shall be deemed a waiver of any continuing, future or recurring breach.

         12.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF OR SUCH PROVISIONS OF ANY OTHER JURISDICTION.

         12.12 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         12.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         12.14 COOPERATION. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable to consummate and to make effective as promptly as practicable the transactions contemplated by this Agreement, including without limitation using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. Further, the Parties agree to cooperate with each other in the preparation and filing of any and all tax returns relating to the Business or the sale thereof and will take such other and further actions following the Closing as may be necessary or desirable to carry out the purposes of this Agreement. The Selling Entities hereby authorize Purchaser after the Closing to receive and, subject to the following sentence, open all mail and other communications addressed to the Selling Entities received by Purchaser. Purchaser agrees (i) to promptly forward to Seller and to hold in confidence any such mail or other communications that do not relate to the Business and (ii) to forward to Seller unopened any such mail or communications addressed to Seller's executive offices or corporate headquarters. To the extent Purchaser reasonably requires access to any books or records relating in whole or in part to the Business or Assets that are not conveyed under
Section 2.01(a)(6), the Selling Entities shall cooperate in granting Purchaser with access to all documents, records and information reasonably required by Purchaser.

         12.15 BULK SALES COMPLIANCE. The parties hereto waive compliance with all applicable provisions, if any, of the bulk sales laws of the states in which the Assets are located, or similar laws of any jurisdiction.

         12.16 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Except as otherwise provided in this Section 12.16 or elsewhere in this Agreement, all representations, warranties, covenants and agreements of the parties contained in this Agreement or in any Schedule or Exhibit and any related agreements shall survive the execution and delivery of this Agreement and consummation of the transactions provided for in this Agreement and any related agreements, notwithstanding any investigation made by or on behalf of the parties. The representations and warranties contained in Article IV and
Article V of this Agreement shall terminate two years following the Closing Date, except for the representations, warranties, covenants and agreements contained in Sections 4.02, 5.02, 5.03 and 5.05 which shall have no termination date. No representation, warranty or covenant shall merge into the deeds, Act of Sale, bills of sale, assignments, documents, agreements and instruments to be delivered at Closing.

         12.17 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of Selling Entities' Assets, or any part thereof, shall be upon the Selling Entities at all times prior to the Closing. In any such event, the proceeds of, or any claim for any loss payable under any insurance policy, judgment or award with respect thereto shall be payable to Selling Entities. In such event, Selling Entities shall either: (i) repair, replace or restore any such property as soon as possible after its loss, impairment, confiscation or condemnation; or (ii) if insurance proceeds are sufficient to repair, replace or restore the property, pay such proceeds to Purchaser on the Closing Date or as soon thereafter as possible; provided that in the event of damage that would have a material adverse effect on the Business or the Assets taken as a whole, either party may, by written notice made pursuant to Section 12.03, terminate this Agreement. To the extent any such proceeds shall be payable after the Closing, the Selling Entities shall cooperate with Purchaser in pursuing these claims.


                                  ARTICLE XIII
                                  TERMINATION

         13.01 TERMINATION RIGHTS. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                 (a) by execution and delivery of a written agreement to that effect by duly authorized officers of Purchaser and the Selling Entities; or

                 (b) by written notice given by Purchaser or the Selling Entities if the Closing hereunder has not occurred by June 30, 1995;

                 (c)      by notice pursuant to Section 12.17;

                 (d) by written notice given by either party hereto if there shall be in effect at any time a final unappealable injunction, order or decree of any court or governmental entity of competent jurisdiction that restrains or enjoins in any material respect the consummation of the transaction contemplated hereby;

                 (e) by written notice given by the Selling Entities at such time as any of the conditions to the obligations of the Selling Entities provided in Article X cannot be satisfied and will not be waived by the Selling Entities; or

                 (f) by written notice given by the Purchaser at such time as any of the conditions to the obligations of the Purchaser provided in
Article IX cannot be satisfied and will not be waived by the Purchaser.

         13.02   EFFECT OF TERMINATION.  If this Agreement is terminated under
Section 13.01 herein, neither Purchaser nor the Selling Entities nor any of their respective stockholders, directors, officers or employees shall have any liability to the other party or any of the foregoing for loss of anticipated profit, for other losses, damages or expenses or otherwise.





           REMAINDER OF PAGE 38 AND PAGE 39 INTENTIONALLY LEFT BLANK

         13.03   CONTINUING OBLIGATIONS.  Any termination pursuant to this
Article XIII shall not affect the obligations of the parties hereto under Sections 12.04, 12.05, 12.08 and 12.11 hereof.

IN WITNESS WHEREOF, this Purchase and Sale Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                                        PURCHASER:

                                        TIDEWATER INC.
                                        a Delaware corporation


                                        By:_____________________________________
                                              Ken C. Tamblyn

                                        Its:  Executive Vice President


                                        SELLER

                                        HALLIBURTON COMPANY,
                                        a Delaware corporation


                                        By:_____________________________________

                                        Its:____________________________________


                                        SELLER'S AFFILIATE:

                                        HALLIBURTON CANADA INC.,
                                        an Alberta, Canada corporation

                                        By:_____________________________________

                                        Its:____________________________________